                                                                      EXHIBIT 11

Iridium LLC
Exhibit 11 Supporting Calculations


                                                                                                       THREE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                         1994            1995            1996          1996            1997
                                                     -----------     -----------     -----------   -----------     -----------
NET LOSS APPLICABLE TO CLASS 1 INTERESTS:

Net Loss...........................................   14,834,000      23,645,000      73,598,000        24,232          84,095
Preferred Dividend Requirement.....................            -               -       3,652,000         1,580           1,317
                                                     -----------     -----------     -----------   -----------     -----------
Net Loss applicable to Class 1 Interests...........   14,834,000      23,645,000      77,250,000        25,812          85,412
                                                     -----------     -----------     -----------   -----------     -----------

WEIGHTED AVERAGE NUMBER OF CLASS 1 INTERESTS:

Weighted Average of Class 1 Interests Outstanding..      520,537       1,175,505       1,601,541   120,821,421     141,219,180

Fully Diluted Adjustments:
   Subscribed but not issued Class 1 Interests.....      609,787         412,273           5,779        14,604               -
   Assumed exercise of Options and Warrants........        6,979          12,258          65,839     6,060,205      15,074,424
   Assumed Conversion Series A Class 2 Interest....            -               -          10,693       699,400         688,461
                                                     -----------     -----------     -----------   -----------     -----------
Weighted Average number of Class 1 Interests
   assumed to be outstanding, assuming full
   dilution........................................    1,137,303       1,600,036       1,683,852   127,595,630     156,982,065

NET LOSS PER CLASS 1 INTEREST:
Primary............................................        28.50           20.11           48.23          0.21            0.60
Fully Diluted......................................        13.04           14.78           45.88          0.20            0.54
                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                             1996             1997
                                                         -----------      -----------
NET LOSS APPLICABLE TO CLASS 1 INTERESTS:

Net Loss...........................................           41,735          167,949
Preferred Dividend Requirement.....................            2,419            4,924
                                                         -----------      -----------
Net Loss applicable to Class 1 Interests...........           44,154          172,873
                                                         -----------      -----------

WEIGHTED AVERAGE NUMBER OF CLASS 1 INTERESTS:

Weighted Average of Class 1 Interests Outstanding..      119,523,754      130,065,304

Fully Diluted Adjustments:
   Subscribed but not issued Class 1 Interests.....          938,835                -
   Assumed exercise of Options and Warrants........        3,843,771       13,519,580
   Assumed Conversion Series A Class 2 Interest....          226,359          869,544
Weighted average number of Class 1 Interests             -----------      -----------
   assumed to be outstanding, assuming full
   dilution........................................      124,532,719      144,454,428

NET LOSS PER CLASS 1 INTEREST:
Primary(1).........................................             0.37             1.33
Fully Diluted(2)...................................             0.35             1.20

(1) The assumed exercise of options and warrants in periods of net loss are anti-dilutive and are not included in the computation and presentation of primary loss per Class 1 Interest.

(2) The assumed exercise of options, warrants and conversion of Series A Class 2 Interests are anti-dilutive but are included in the calculation of fully diluted loss per Class 1 Interest in accordance with Regulation S-K, Item 601(a)(11).